Exhibit 21


                     ILLINOIS CENTRAL RAILROAD COMPANY
                      Subsidiaries of the Registrant
                         as of December 31, 1995


Name                                     Place of Incorporation

Subsidiaries that are 100% owned
 by Illinois Central Railroad Company:

Chicago Intermodal Company                Delaware
Kensington and Eastern Railroad Company   Illinois
Mississippi Valley Corporation            Delaware
Waterloo Railroad Company                 Delaware